SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): December 19, 2005
                                CT HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                   0-18718                   75-2432011
     (STATE OR OTHER       (COMMISSION FILE NUMBER)          (IRS EMPLOYER
     JURISDICTION OF                                     IDENTIFICATION NUMBER)
      INCORPORATION)

                               TWO LINCOLN CENTRE
                          5420 LBJ FREEWAY, SUITE 1600
                            DALLAS, TEXAS      75240
            (Address of Principal Executive Offices)(Zip Code)

       Registrant's Telephone Number, Including Area Code: (214) 520-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

On December 19, 2005, CT Holdings, Inc. (the "Company") and CITN Investment, Inc., a Texas corporation ("CII") entered into an Amended Secured Convertible Promissory Note in the amount of $287,818.70 (the "Amended Note"), which is filed as Exhibit 4.1 to this Current Report on Form 8-K. The Amended Note amended the Secured Convertible Promissory Note (the "Original Note") issued to CII in connection with the Loan and Security Agreement (the "Loan Agreement") entered into in May 2004.

Under the Amended Note, CII is entitled, at its option, at any time prior to repayment, to convert all or a portion of the outstanding principal and accrued interest under the Amended Note into 80% of the Company's common stock (approximately 240,000,000 shares of common stock) (the "Conversion Shares"), on a pro rata basis based on the amount of the Amended Note that is converted. In the event the Amended Note is repaid, CII shall have an option to purchase 51% of the Company's common stock for an exercise price equal to the par value per share.


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As previously disclosed, the Loan Agreement provided for advances by CII to the
Company of up to $600,000, such advances to be made in the sole discretion of CII. The loans made under the Loan Agreement are secured by a pledge of all of the Company's assets.

CII is owned 50% by Steven B. Solomon, the Company's Chief Executive Officer and Chairman of the Board, and 50% by Lawrence Lacerte, a shareholder and former director of the Company. As a result of his stock ownership in CII, Mr. Solomon is deemed the beneficial owner of the shares of common stock owned by CII.
Prior to the Amended Note, Mr. Solomon beneficially owned 39,952,660 shares of our common stock (including shares issuable if the Original Note were converted into shares of our common stock) or a majority of the Company's common stock. After issuance of the Amended Note, Mr. Solomon may be deemed to beneficially own a total of 254,285,993 shares of our common stock (if the Amended Note were converted into shares of our common stock), or more than 50% of our common stock outstanding, giving him potential control of the Company through the voting power over a majority of the shares of our outstanding common stock.

The Company does not have a sufficient number of authorized shares of common stock available to permit the conversion of the Amended Note at this time. The Company has agreed to use its best efforts to obtain shareholder approval to (a) increase the number of authorized shares of common stock to a number sufficient to permit conversion, or (b) to effect a reverse stock split to reduce the number of currently outstanding shares of common stock to a number small enough to permit the conversion of the Amended Note.

The private placement was for an Amended Secured Convertible Promissory Note in the amount of $287,818.70, consisting of funds previously advanced to the
Company.   There were no underwriters, underwriter's discount or commissions in connection with the issuance of the securities in the transactions.  The Amended
Note is convertible into shares of the Company's common stock as described above. The Company relied upon the exemptions from registration set forth in
Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder, as the placement was a private offering with no general solicitation to one accredited investor.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The exhibits to this report are as follows:

Exhibit          Description

10.1 Amended Secured Convertible Promissory Note payable to CITN Investment Inc., dated December 19, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Citadel Security Software Inc.
(Registrant)

By: /s/ STEVEN B. SOLOMON
Steven B. Solomon
Chief Executive Officer

Dated as of December 23, 2005


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